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                                                                   EXHIBIT 21.01

                          VERITAS SOFTWARE CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                  JURISDICTION OF
SUBSIDIARY LEGAL NAME                                              INCORPORATION
---------------------                                             ---------------
VERITAS Operating Corporation....................................  Delaware
     VERITAS Software (Canada) Inc...............................  Canada
     VERITAS Japan K.K...........................................  Japan
     VERITAS Software Pty. Ltd. .................................  Australia
     VERITAS Software India Pvt. Ltd.............................  India
     VERITAS Software Hong Kong Limited..........................  Hong Kong
     VERITAS Software Malaysia Sdn. Bhd..........................  Malaysia
     VERITAS Software Benelux B.V................................  Netherlands
     VRTS Software Corporation Sweden AB.........................  Sweden
     VERITAS Software GmbH.......................................  Switzerland
     OpenVision International, Ltd...............................  Delaware
          VERITAS Software S.A...................................  France
          VERITAS Software Gmbh..................................  Germany
          VERITAS Software Limited...............................  United Kingdom
     TeleBackup Holdings, Inc....................................  Delaware
          TeleBackup Exchangeco Inc..............................  Canada
               New Telebackup Systems Inc........................  Canada
VERITAS Software Global Corporation..............................  Delaware
VERITAS Software Holdings Ltd....................................  Ireland
     VERITAS Software International Limited......................  Ireland
Seagate Software Storage Management Group, Inc...................  Delaware
Seagate Software International Holdings Ltd......................  Cayman Islands
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